Exhibit 10.1

SHAREHOLDER Agreement

by and between

RIOT BLOCKCHAIN, INC.

and

NORTHERN DATA AG

Dated as of May 26, 2021

TABLE OF CONTENTS

SHAREHOLDER AGREEMENT

SHAREHOLDER Agreement, dated as of May 26, 2021, by and among Riot Blockchain, Inc., a corporation organized under the laws of the State of Nevada (the “Company”), Northern Data AG, a German stock corporation (Aktiengesellschaft) with its registered seat at An der Welle 3, 60322 Frankfurt am Main, registered with the commercial register of the local court (Amtsgericht) of Frankfurt am Main, Germany under HRB 106465 (the “Investor”), and any permitted assignee that becomes a party to this Agreement by executing and delivering a counterpart to this Agreement in the form attached hereto as Exhibit A in accordance with the terms hereof. Any capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to them in the Stock Purchase Agreement.

WHEREAS, pursuant to the Stock Purchase Agreement, dated April 8, 2021 (the “Stock Purchase Agreement”), by and among the Company, the Investor and Whinstone US, Inc., the Investor will become a Beneficial Owner of certain shares of Common Stock as of the Closing; and

WHEREAS, in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement, the parties hereto desire to enter into this Agreement in order to provide for certain rights and obligations included herein and to grant certain registration rights to the Holders of Registrable Securities as set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations hereinafter set forth, the parties hereby agree as follows:

Section 1.                Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any specified Person, any other Person that, at the time of determination, directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified Person. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding anything to the contrary set forth in this Agreement, solely for purposes of this Agreement, (i) the Company and its Affiliates shall not be deemed to be Affiliates of the Investor, and (ii) the Investor and its Affiliates shall not be deemed to be Affiliates of the Company.

“Agreement” means this Shareholder Agreement, as amended, modified or supplemented from time to time, in accordance with the terms hereof, together with any exhibits, schedules or other attachments hereto.

“Beneficial Owner”, “Beneficially Own” or “Beneficial Ownership” has the meaning set forth in Rule 13d-3 under the Exchange Act. For purposes of this Agreement, a Person shall be

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deemed to Beneficially Own any securities Beneficially Owned by its Affiliates or any Group of which such Person or its Affiliates is or becomes a member.

“Board” means the board of directors of the Company.

“Change of Control” means, with respect to any specified Person, any of the following: (a) the sale, lease, transfer, conveyance or other disposition (including by way of liquidation or dissolution of such specified Person or one or more of its Subsidiaries), in a single transaction or in a related series of transactions, a majority of the assets of such specified Person and its Subsidiaries, whether individually or taken as a whole, to any other Person (or Group) which is not, immediately after giving effect thereto, a Subsidiary of such specified Person; (b) any Person or Group becomes, in a single transaction or in a related series of transactions, whether by way of purchase, acquisition, tender, exchange or other similar offer or recapitalization, reclassification, consolidation, merger, share exchange or other business combination transaction, the Beneficial Owner of more than fifty percent (50%) of the combined voting power of the outstanding voting capital stock entitled to vote generally in the election of directors (or Persons performing a similar function) of such specified Person; or (c) the consummation of any recapitalization, reclassification, consolidation, merger, share exchange or other business combination transaction immediately following which the Beneficial Owners of the voting capital stock of such specified Person immediately prior to the consummation of such transaction do not Beneficially Own more than fifty percent (50%) of the combined voting power of the outstanding voting capital stock entitled to vote generally in the election of directors (or Persons performing a similar function) of the entity resulting from such transaction (including an entity that, as a result of such transaction, owns such specified Person or all or substantially all of the assets of such specified Person and its Subsidiaries, taken as a whole, either directly or indirectly through one or more Subsidiaries of such entity) in substantially the same proportion as their Beneficial Ownership of the voting capital stock of such specified Person immediately prior to such transaction.

“Common Stock” means the common stock, no par value, of the Company.

“Company” has the meaning set forth in the Preamble and includes the Company’s successors by merger, acquisition, reorganization or otherwise.

“Controlling Person” has the meaning set forth in Section 13(a).

“Covered Person” has the meaning set forth in Section 13(a).

“Demand Registration” has the meaning set forth in Section 5(a).

“Demand Registration Request” has the meaning set forth in Section 5(a).

“Equity Securities” means shares of Common Stock, shares of any other class of common or preferred stock of the Company and any options, warrants, rights or securities of the Company convertible into or exchangeable for common or preferred stock of the Company.

“Extraordinary Transaction” means any of the following matters that is submitted to a vote of the holders of Voting Securities: (i) any amendments to the Company’s articles of

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incorporation or bylaws that would adversely impact the Investor; (ii) any recapitalization, restructuring or similar transaction or series of transactions involving the Company; (iii) any dissolution or complete or partial liquidation, or similar arrangement, of the Company; (iv) any Change of Control; (v) any issuance of any Voting Securities; (vi) any transaction with an “interested stockholder” (as such term is defined in Section 78.423 of the Nevada Revised Statutes); or (vii) any ratification of a non-compliant “corporate act” (as such term is defined in Section 78.0296 of the Nevada Revised Statutes).

“Group” shall have the meaning set forth in Section 13(d)(3) of the Exchange Act; provided, however, that solely for purposes of this Agreement, notwithstanding anything to the contrary set forth herein, (i) neither the Investor nor any of the Investor’s Affiliates shall be deemed to be a member of a Group with the Company or its Affiliate and (ii) neither the Company nor any of the Company’s Affiliates shall be deemed to be a member of a Group with the Investor or its Affiliate.

“Holder” means the Investor and any direct or indirect permitted assignee of the Investor that has become a party to this Agreement by executing and delivering a counterpart to this Agreement in the form attached hereto as Exhibit A in accordance with the terms hereof, in each case to the extent such Person is a holder or Beneficial Owner of Registrable Securities.

“Investor” has the meaning set forth in the Preamble.

“Notice” has the meaning set forth in Section 15(h).

“Person” means any person or entity of any nature. This term includes any natural person, general or limited partnership, corporation, company, trust, limited liability company, limited liability partnership, firm, joint venture, association or unincorporated organization or any Group composed of two or more of the foregoing.

“Piggyback Registration” has the meaning set forth in Section 7(a).

“Piggyback Shelf Registration Statement” has the meaning set forth in Section 7(a).

“Piggyback Shelf Takedown” has the meaning set forth in Section 7(a).

“Prospectus” means the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Securities, as amended or supplemented and including all material incorporated by reference in such prospectus or prospectuses.

“Registrable Securities” means, at any time, (i) any shares of Common Stock held or Beneficially Owned by any Holder and (ii) any shares of Common Stock issued to any Holder with respect to any shares described in clause (i) above by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, reclassification, recapitalization, merger, amalgamation, consolidation, exchange, other reorganization or other similar event. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) the SEC has declared a Registration Statement covering such securities effective and such securities have

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been disposed of pursuant to such effective Registration Statement, (ii) such securities are sold under Rule 144, (iii) such securities are otherwise transferred to a Person who is not a Holder or (iv) such securities have ceased to be outstanding.

“Registration Expenses” has the meaning set forth in Section 12(a).

“Registration Statement” means any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such Registration Statement.

“Representatives” means, with respect to any Person, such Person’s directors, managers, officers, employees, accountants, legal or financial advisors, agents or other representatives.

“Rule 144” means Rule 144 under the Securities Act.

“Selling Expenses” means all underwriting discounts, selling commissions, placement fees and stock transfer taxes applicable to the sale of Registrable Securities.

“Shelf Registration” has the meaning set forth in Section 4(a).

“Shelf Registration Statement” has the meaning set forth in Section 4(a).

“Shelf Takedown” has the meaning set forth in Section 4(d).

“Stock Purchase Agreement” has the meaning set forth in the Recitals.

“Suspension” has the meaning set forth in Section 9(a).

“Transfer” means, when used as a noun, any direct or indirect, voluntary or involuntary, sale, disposition, hypothecation, mortgage, gift, pledge, assignment, attachment or other transfer (including the creation of any derivative or synthetic interest, including a participation or other similar interest) and, when used as a verb, voluntarily to directly or indirectly sell, dispose, hypothecate, mortgage, gift, pledge, assign, attach or otherwise transfer, in any case, whether by operation of law or otherwise.

“Underwritten Offering” means a registered offering of securities conducted by one or more underwriters pursuant to the terms of an underwriting agreement.

“Underwritten Shelf Takedown” has the meaning set forth in Section 4(e).

“Underwritten Shelf Takedown Notice” has the meaning set forth in Section 4(e).

“Voting Securities” means (i) shares of the Common Stock, (ii) shares of any class of capital stock of the Company (other than the Common Stock) that are entitled to vote generally in the election of directors of the Company and (iii) all Equity Securities in respect of any of the foregoing or into which any of the foregoing shall be converted or exchanged by way of a stock

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dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event occurring after the date hereof.

Section 2.                Standstill.

(a)               The Investor and its controlled Affiliates agree that following the Closing until the later of (1) the first anniversary of the Closing and (2) the date that the Investor ceases to Beneficially Own three percent (3%) or more of the issued and outstanding Voting Securities, the Investor shall not, and shall cause its controlled Affiliates and, if acting at the direction or on the behalf of any Holder or controlled Affiliate of any Holder, the Representatives of the Holders and their controlled Affiliates to not, directly or indirectly, alone or in concert with any other Person, without the prior written consent of the Board or as expressly permitted herein:

(i)                 acquire, solicit, propose, seek or offer or agree to acquire any Beneficial Ownership of any Voting Securities, including any rights, warrants or options to acquire, or securities convertible into or exchangeable for, such Voting Securities, that would result in the Investor Beneficially Owning fifteen percent (15%) or more of the issued and outstanding Voting Securities;

(ii)              publicly propose or publicly offer or participate in any effort to acquire the Company or any of its Subsidiaries or any material assets or operations of the Company or any of its Subsidiaries, or propose, offer or participate in any Change of Control transaction involving the Company or any of its Subsidiaries, or any recapitalization, restructuring, liquidation, disposition, dissolution or other Extraordinary Transaction involving the Company, any of its Subsidiaries or any material portion of their respective businesses; provided, however, that this clause shall not preclude the tender by any Holder into any third party tender offer or third party exchange offer or the vote by such Holder of any Voting Securities with respect to any Extraordinary Transaction in accordance with Section 3, provided that such Holder is not otherwise in violation of this clause (ii);

(iii)            knowingly encourage any third party to propose, or offer to acquire Beneficial Ownership of fifteen percent (15%) or more of the issued and outstanding Voting Securities (other than the sale of the Voting Securities Beneficially Owned by the Investor as and to the extent permitted in accordance herewith);

(iv)             seek to call, request the call of or call a special meeting of the shareholders of the Company, or make or seek to make a shareholder proposal (whether pursuant to Rule 14a-8 under the Exchange Act or otherwise) at any meeting of the shareholders of the Company or in connection with any action by consent in lieu of a meeting, or make a request for a list of the Company’s shareholders, or seek election to the Board or seek to add, replace or remove a director of the Company;

(v)               solicit proxies, designations or written consents of shareholders, or conduct any binding or nonbinding referendum with respect to Voting Securities, or make or in any way participate in any “solicitation” of any “proxy” within the meaning of

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Rule 14a-1 promulgated by the SEC under the Exchange Act (but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv) from the definition of “solicitation”) to vote any Voting Securities with respect to any matter, or become a participant in any contested solicitation for the election of directors with respect to the Company (as such terms are defined or used in the Exchange Act), other than solicitations or acting as a participant in support of the voting obligations of such Holders pursuant to Section 3, if applicable;

(vi)             seek or propose to influence, change or control the management or the Board or the governance or policies of the Company, including by means of a solicitation of proxies or seeking to influence or direct the vote of any holder of Voting Securities;

(vii)          make or issue or cause to be made or issued any public disclosure, announcement or statement (including the filing of any document or report with the SEC or any other governmental agency or any disclosure to any journalist, member of the media or securities analyst) (A) concerning any potential matter described in clause (ii) above, (B) in support of any matter described in clause (iv) above, or (C) in support of any solicitation described in clause (v) or (vi) above (other than solicitations on behalf of the Board);

(viii)        deposit any Voting Securities in a voting trust or similar arrangement, or subject any Voting Securities to any voting agreement or pooling arrangement, or grant any proxy, designation or consent with respect to any Voting Securities (other than to a designated representative of the Company pursuant to a proxy or consent solicitation on behalf of the Board);

(ix)             publicly disclose (including the filing of any document or report with any governmental agency or any disclosure to any journalist, member of the media or securities analyst) any intent, purpose, plan or proposal to obtain any waiver, consent under, or amendment of, any of the provisions of this Section 2 or Section 3, or otherwise bring any action or otherwise act to contest the validity or enforceability of this Section 2 or Section 3 or seek a release from the restrictions or obligations contained in this Section 2 or Section 3; provided, that neither a Holder nor any of its Affiliates shall be restricted from contesting the applicability of this Section 2 to such Holder or any of its Affiliates under any particular circumstance privately with the Company or in response or relation to any Action brought against them by the Company or its Affiliates; or

(x)               publicly announce an intention to do, or enter into any discussions, negotiations, agreement, arrangement or understanding with others to do, any actions in connection with the foregoing, or advise, assist, encourage, support, provide financing to or seek to persuade others to take any action, or act in concert with others or as part of a Group, with respect to any of the foregoing.

(b)               Notwithstanding the foregoing, a Holder and its Representatives shall be entitled to make private proposals or have confidential discussions with the Chief Executive Officer of the Company and the chairperson of the Board, or the full Board (or any committee thereof), regarding any of the matters set forth in this Section 2(a) as long as that such proposal or discussion is not publicly disclosed, and does not require public disclosure under applicable

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Laws, by the Company or any of its Affiliates, such Holder or any other Person; provided, that subject to Section 3, nothing in this Section 2 shall prevent such Holder and its Affiliates from voting any Voting Securities in any manner.

(c)               Section 2(a) shall immediately terminate and be of no further force and effect in the event that the applicable Holder and its controlled Affiliates are not then in breach of this Section 2:

(i)                 the Company enters into a definitive agreement with an unaffiliated third party involving a Change of Control;

(ii)              a bona fide tender offer or exchange offer with respect to the Equity Securities is commenced which, if successful, would result in a Change of Control to an unaffiliated third party, and the Board either has recommended in favor of such transaction or has failed to recommend against such transaction within ten (10) Business Days after the commencement thereof; or

(iii)            the Company becomes subject to any voluntary or involuntary reorganization or restructuring process under Laws relating to bankruptcy, insolvency or protection of creditors generally.

If Section 2(a) shall have terminated as the result of either the foregoing clause (i) or clause (ii), Section 2(a) shall be reinstated and shall apply in full force according to its terms in the event that the applicable definitive agreement or tender offer or exchange offer is terminated without consummation of the applicable Change of Control occurring.

(d)               Section 2 shall apply to a Holder that is an permitted assignee of the Investor pursuant to Section 15(o) in the same manner it applies to the Investor; provided that the Investor transfers to such Holder its Equity Securities constituting at least nine percent (9%) of the then-issued and outstanding Voting Securities in connection with such assignment.

Section 3.                Attendance at Meetings; Voting. Subject to Section 2, following the Closing until the later of (a) the completion of the Company’s annual meeting of shareholders to be held in 2021 (including any adjournments or postponements thereof) and (b) the date that the Investor ceases to Beneficially Own nine percent (9%) or more of the outstanding Voting Securities, the Investor shall: (i) cause all Voting Securities then Beneficially Owned by it and its controlled Affiliates to be present, in person or by proxy, at any meeting of the Company’s shareholders, so that all such Voting Securities shall be counted for the purpose of determining the presence of a quorum at such meeting; and (ii) vote and cause to be voted all Voting Securities then Beneficially Owned by it and its controlled Affiliates consistent with the recommendation of the Board with respect to any business or proposal on which the shareholders of the Company are entitled to vote, other than with respect to an Extraordinary Transaction. Neither the Investor nor any of its Affiliates shall have an obligation to vote its shares or submit written consents in any prescribed manner in the case of any Extraordinary Transaction. For the avoidance of doubt, nothing in this Agreement shall (i) restrict the Investor’s or its Affiliates’ ability to tender any of its Voting Securities into a tender or exchange offer (regardless of whether or not the Board has recommended such tender or exchange offer) or (ii) be considered a

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waiver of any appraisal or dissenters’ rights with respect to any Extraordinary Transaction that the Investor or its Affiliates may be entitled to under any applicable Law.  This Section 3 shall apply to a Holder that is an permitted assignee of the Investor pursuant to Section 15(o) in the same manner it applies to the Investor; provided that the Investor transfers to such Holder its Equity Securities constituting at least nine percent (9%) of the then-issued and outstanding Voting Securities in connection with such assignment.

Section 4.                Shelf Registration.

(a)               Filing. As promptly as practicable after the date hereof but no later than ten (10) Business Days after the Closing Date, and provided that the Company shall then qualify for the use of a Registration Statement on Form S-3 or any successor form thereto, the Company shall prepare and file with the SEC a Registration Statement on Form S-3 or any successor form thereto, or amend an existing Registration Statement on Form S-3 that has previously been filed with the SEC, for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (a “Shelf Registration Statement”) that covers all Registrable Securities then outstanding for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (a “Shelf Registration”). If permitted under the Securities Act, such Shelf Registration Statement shall be an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act.

(b)               Effectiveness. The Company shall use its commercially reasonable efforts to (i) cause the Shelf Registration Statement filed pursuant to this Section 4 to be declared effective by the SEC or otherwise become effective under the Securities Act as promptly as practicable after the filing thereof and (ii) keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and useable for the resale of Registrable Securities until such time as there are no Registrable Securities remaining, including by filing successive replacement or renewal Shelf Registration Statements upon the expiration of such Shelf Registration Statement; provided that the Company shall then qualify for the use of a Registration Statement on Form S-3 or any successor form thereto.

(c)               Additional Registrable Securities; Additional Selling Equityholders. At any time and from time to time that a Shelf Registration Statement is effective, if a Holder of Registrable Securities requests (i) the registration under the Securities Act of additional Registrable Securities pursuant to such Shelf Registration Statement or (ii) that such Holder be added as a selling equityholder in such Shelf Registration Statement, the Company shall as promptly as practicable amend or supplement the Shelf Registration Statement to cover such additional Registrable Securities and/or Holder; provided that the Company shall not be obligated to make any such amendment or supplement more than once within any ninety (90) day period.

(d)               Right to Effect Shelf Takedowns. Each Holder shall be entitled, at any time and from time to time when a Shelf Registration Statement is effective, to sell any or all of the Registrable Securities covered by such Shelf Registration Statement (a “Shelf Takedown”). A Holder shall give the Company prompt written notice of the consummation of a Shelf Takedown. Each Holder agrees to use its commercially reasonable efforts to coordinate with the Company with respect to any sales of Registrable Securities under a Shelf Registration Statement,

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including to provide written notice to the Company no later than the end of the trading day immediately prior to any day that sales under a Shelf Registration Statement are effected.

(e)               Underwritten Shelf Takedowns. A Holder intending to effect a Shelf Takedown shall be entitled to request by written notice to the Company (an “Underwritten Shelf Takedown Notice”) that a Shelf Takedown be an Underwritten Offering (an “Underwritten Shelf Takedown”). The Underwritten Shelf Takedown Notice shall specify the number of Registrable Securities intended to be offered and sold by such Holder pursuant to the Underwritten Shelf Takedown. Promptly after receipt of an Underwritten Shelf Takedown Notice (but in any event within two (2) Business Days), the Company shall give written notice of the requested Underwritten Shelf Takedown to all other Holders of Registrable Securities and shall include in such Underwritten Shelf Takedown, subject to Section 6, all Registrable Securities that are then covered by the Shelf Registration Statement and with respect to which the Company has received a written request for inclusion therein from a Holder no later than five (5) Business Days after the date of the Company’s notice. The Company shall not be required to facilitate an Underwritten Shelf Takedown unless the expected aggregate gross proceeds from such offering (after giving effect to any withdrawal under Section 4(f)) are at least $75 million.

(f)                Withdrawal. A Holder may, by written notice to the Company, withdraw the Registrable Securities of such Holder from an Underwritten Shelf Takedown at any time prior to the pricing of an Underwritten Shelf Takedown. Upon receipt of notices from all applicable Holders to such effect, the Company shall cease all efforts to consummate such Underwritten Shelf Takedown, and such Underwritten Shelf Takedown shall not count for purposes of the limit on the number of Underwritten Shelf Takedowns in Section 9(c).

(g)               Selection of Underwriters. The Holder initially requesting an Underwritten Shelf Takedown shall have the right to select the investment banking firm(s) and manager(s) to administer such Underwritten Shelf Takedown, subject to the approval of (i) the other Holders (if any) who have requested to participate in such Underwritten Shelf Takedown (which approval shall not be unreasonably withheld, conditioned or delayed) and (ii) the Company (which approval shall not be unreasonably withheld, conditioned or delayed).

Section 5.                Demand Registrations.

(a)               Right to Demand Registrations. At any time after the date hereof, any Holder may, by providing written notice to the Company, request to sell all or part of its Registrable Securities pursuant to a Registration Statement separate from a Shelf Registration Statement (a “Demand Registration”); provided that there is not then an effective Registration Statement with respect to such Registrable Securities. Each request for a Demand Registration (a “Demand Registration Request”) shall specify the number of Registrable Securities intended to be offered and sold by such Holder pursuant to the Demand Registration and the intended method of distribution thereof, including whether it is intended to be an Underwritten Offering. Promptly (but in any event within three (3) Business Days) after receipt of a Demand Registration Request, the Company shall give written notice of the Demand Registration Request to all other Holders of Registrable Securities. As promptly as practicable and no later than ten (10) Business Days after receipt of a Demand Registration Request, the Company shall register all Registrable

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Securities (i) that have been requested to be registered in the Demand Registration Request and (ii) subject to Section 6, with respect to which the Company has received a written request for inclusion in the Demand Registration from a Holder no later than five (5) Business Days after the date on which the Company has given notice to the Holders of the Demand Registration Request. The Company shall use its commercially reasonable efforts to cause the Registration Statement filed pursuant to this Section 5(a) to be declared effective by the SEC or otherwise become effective under the Securities Act as promptly as practicable after the filing thereof. A Demand Registration shall be effected by way of a Registration Statement on Form S-3 or any similar short-form registration statement to the extent the Company is permitted to use such form at such time. The Company shall not be required to effect a Demand Registration unless the expected aggregate gross proceeds from the offering of the Registrable Securities to be registered in connection with such Demand Registration (after giving effect to any withdrawal under Section 5(b)) are at least $75 million.

(b)               Withdrawal. A Holder may, by written notice to the Company, withdraw the Registrable Securities of such Holder from a Demand Registration at any time prior to the effectiveness of the applicable Registration Statement. Upon receipt of notices from all applicable Holders to such effect, the Company shall cease all efforts to seek effectiveness of the applicable Registration Statement, unless the Company intends to effect a primary offering of securities or a secondary offering of securities for shareholders other than Holders pursuant to such Registration Statement, and such Demand Registration shall not count for purposes of the limit on the number of Demand Registrations in Section 9(c).

(c)               Selection of Underwriters. If a Demand Registration is an Underwritten Offering, the Holder initially requesting such Demand Registration shall have the right to select the investment banking firm(s) to act as the managing underwriter(s) in connection with the related offering, subject to the approval of (i) the other Holders (if any) who have requested to participate in such Demand Registration (which approval shall not be unreasonably withheld, conditioned or delayed) and (ii) the Company (which approval shall not be unreasonably withheld, conditioned or delayed).

Section 6.                Inclusion of Other Securities; Priority. If a Demand Registration or Shelf Takedown involves an Underwritten Offering, and the managing underwriters of such offering advise the Company and the Holders in writing that, in their opinion, the number of Equity Securities proposed to be included in such Demand Registration or Underwritten Shelf Takedown, including all Registrable Securities and all other Equity Securities proposed to be included in such offering, exceeds the number of Equity Securities that can reasonably be expected to be sold in such offering without adversely affecting the success of the offering (including the price, timing or distribution of the securities to be sold in such offering), the Company shall include in such Demand Registration or Underwritten Shelf Takedown: (i) first, the Registrable Securities proposed to be sold by Holders in such offering; and (ii) second, any Equity Securities proposed to be included therein by any other Persons (including Equity Securities to be sold for the account of the Company and/or any other holders of Equity Securities), allocated, in the case of this clause (ii), among such Persons in such manner as the Company may determine. If more than one Holder is participating in such Demand Registration or Underwritten Shelf Takedown and the managing underwriters of such offering determine that

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only a limited number of Registrable Securities may be included in such offering without reasonably being expected to adversely affect the success of the offering (including the price, timing or distribution of the securities to be sold in such offering), then the Registrable Securities that are included in such offering shall be allocated pro rata among the participating Holders on the basis of the number of Registrable Securities initially requested to be sold by each such Holder in such offering.

Section 7.                Piggyback Registrations.

(a)               Whenever the Company proposes to register any Equity Securities under the Securities Act (other than a registration (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto) or (iii) in connection with any dividend or distribution reinvestment or similar plan), whether for its own account or for the account of one or more shareholders of the Company (other than the Holders of Registrable Securities) (a “Piggyback Registration”), the Company shall give prompt written notice to each Holder of Registrable Securities of its intention to effect such a registration (but in no event less than ten (10) Business Days prior to the proposed date of filing of the applicable Registration Statement and, subject to Section 7(b) and Section 7(c), shall include in such Registration Statement and in any offering of Equity Securities to be made pursuant to such Registration Statement that number of Registrable Securities requested to be sold in such offering by such Holder for the account of such Holder; provided, that the Company has received a written request for inclusion therein from such Holder no later than five (5) Business Days after the date on which the Company has given notice of the Piggyback Registration to Holders. The Company may terminate or withdraw a Piggyback Registration prior to the effectiveness of such registration at any time in its sole discretion. If a Piggyback Registration is effected pursuant to a Registration Statement on Form S-3 or the then-appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Piggyback Shelf Registration Statement”), the Holders of Registrable Securities shall be notified by the Company of and shall have the right, but not the obligation, to participate in any offering pursuant to such Piggyback Shelf Registration Statement (a “Piggyback Shelf Takedown”), subject to the same limitations that are applicable to any other Piggyback Registration as set forth above.

(b)               Priority on Primary Piggyback Registrations. If a Piggyback Registration or Piggyback Shelf Takedown is initiated as a primary Underwritten Offering on behalf of the Company and the managing underwriters of the offering advise the Company in writing that, in their opinion, the number of Equity Securities proposed to be included in such offering, including all Registrable Securities and all other Equity Securities proposed to be included in such offering, exceeds the number of Equity Securities that can reasonably be expected to be sold in such offering without adversely affecting the success of the offering (including the price, timing or distribution of the securities to be sold in such offering), the Company shall include in such Piggyback Registration or Piggyback Shelf Takedown: (i) first, Equity Securities that the Company proposes to sell in such offering; and (ii) second, any Registrable Securities requested

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to be included in such offering by any Holders or any Equity Securities proposed to be included in the offering by any other Person to whom the Company has a contractual obligation to facilitate such offering, allocated, in the case of this clause (ii), pro rata among such Holders and Persons on the basis of the number of Equity Securities initially proposed to be included by each such Holder or Person in such offering, up to the number of Equity Securities, if any, that the managing underwriters determine can be included in the offering without reasonably being expected to adversely affect the success of the offering (including the price, timing or distribution of the securities to be offered in the offering).

(c)               Priority on Secondary Piggyback Registrations. If a Piggyback Registration or a Piggyback Shelf Takedown is initiated as an Underwritten Offering on behalf of a holder of Equity Securities to whom the Company has a contractual obligation to facilitate such offering, other than Holders of Registrable Securities exercising rights pursuant to Section 5, for which the specified priorities are in Section 6, and the managing underwriters of the offering advise the Company in writing that, in their opinion, the number of Equity Securities proposed to be included in such offering, including all Registrable Securities and all other Equity Securities requested to be included in such offering, exceeds the number of Equity Securities which can reasonably be expected to be sold in such offering without adversely affecting the success of the offering (including the price, timing or distribution of the securities to be sold in such offering), the Company shall include in such Piggyback Registration or Piggyback Shelf Takedown: (i) first, Equity Securities that the Person demanding the offering pursuant to such contractual right proposes to sell in such offering; and (ii) second, any Registrable Securities requested to be included in such offering by the Holders or any Equity Securities proposed to be included in such offering by the Company or any other Person to whom the Company has a contractual obligation to facilitate such offering, allocated, in the case of this clause (ii), pro rata among such Holders and Persons on the basis of the number of Equity Securities initially proposed to be included by each such Holder or Person in such offering, up to the number of Equity Securities, if any, that the managing underwriters determine can be included in the offering without reasonably being expected to adversely affect the success of the offering (including the price, timing or distribution of the securities to be offered in such offering).

(d)               Selection of Underwriters. The Holders shall have no right to select the investment banking firm(s) to act as the managing underwriter(s) in connection with a Piggyback Registration pursuant to this Section 7.

Section 8.                Holdback Agreements.

(a)               Holders of Registrable Securities. Each Holder of Registrable Securities that holds or Beneficially Owns at least five percent (5%) of the outstanding Common Stock agrees that in connection with any registered Underwritten Offering of Common Stock, and upon request from the managing underwriter(s) for such offering, such Holder shall not, without the prior written consent of such managing underwriter(s), during such period as is reasonably requested by the managing underwriter(s) (which period shall in no event be longer than three (3) days prior to and ninety (90) days after the pricing of such offering), Transfer any Registrable Securities (subject to such exceptions as may be agreed by the managing underwriter(s) and the Holders). The foregoing provisions of this Section 8(a) shall not apply to offers or sales of

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Registrable Securities that are included in an offering pursuant to Section 4, Section 5, Section 6, and Section 7 of this Agreement and shall be applicable to the Holders of Registrable Securities only if, for so long as and to the extent that the Company, the directors and executive officers of the Company and each selling shareholder included in such offering are subject to the same restrictions. Each Holder of Registrable Securities agrees to execute and deliver such other agreements as may be reasonably requested by the managing underwriter(s) that are consistent with the foregoing provisions of this Section 8(a) and are necessary to give further effect thereto.

(b)               The Company. To the extent reasonably requested by the managing underwriter(s) for the applicable offering, the Company shall not effect any sale registered under the Securities Act or other public distribution of Equity Securities during the period commencing three (3) days prior to and ending ninety (90) days (or for such shorter period as to which the managing underwriter(s) may agree) after the pricing of an Underwritten Offering pursuant to Section 4, Section 5, and Section 7 of this Agreement, other than a registration (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee equity plan or other employee benefit arrangement), (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto) or (iii) in connection with any dividend or distribution reinvestment or similar plan, and subject to such exceptions as may be agreed by the managing underwriter(s) and the Company, including exceptions to permit sales of Common Stock by the Company under an “at-the-market” equity distribution program, if the managing underwriter(s) determine that such sales would not be expected to adversely affect the success of the offering (including the price, timing or distribution of the securities to be offered in such offering). Notwithstanding the foregoing, the Company shall not be required to enter into any such holdback agreement or otherwise so agree during the consecutive ninety (90) day period immediately following the expiration of any other holdback agreement or other such agreement it has entered into pursuant to this Section 8(b).

Section 9.                Suspensions and other Limitations.

(a)               The Company shall be entitled at any time by providing written notice to the Holders of Registrable Securities to delay or suspend the filing, effectiveness or use of a Registration Statement or Prospectus (a “Suspension”) if the Board determines in good faith that (i) proceeding with the filing, effectiveness or use of such Registration Statement or Prospectus would reasonably be expected to require the Company to disclose any information the disclosure of which would have a material adverse effect on the Company or its business and that the Company would not otherwise be required to disclose at such time, (ii) the registration or offering proposed to be delayed or suspended would reasonably be expected to, if not delayed or suspended, have a material adverse effect on any pending negotiation or plan of the Company to effect a bona fide merger, acquisition, disposition, financing, reorganization, recapitalization or other similar transaction, in each case that, if consummated, would be material to the Company, or (iii) a material corporate transaction has occurred or is probable and any financial statements or pro forma financial information required to be included or incorporated by reference in a Registration Statement or Prospectus by Regulation S-X are unavailable without unreasonable effort or expense; provided, that the Company shall not be entitled to exercise a Suspension

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(A) more than twice during any one-year period or (B) for a period exceeding sixty (60) days on any one occasion. The Company shall not register any securities for sale for its own account or that of another shareholder during any Suspension. Each Holder who is notified by the Company of a Suspension pursuant to this Section 9 shall keep the existence of such Suspension confidential and shall immediately discontinue (and direct any other Person making offers or sales of Registrable Securities on behalf of such Holder to immediately discontinue) offers and sales of Registrable Securities pursuant to such Registration Statement or Prospectus until the earlier of the expiration of such Suspension or such time as it is advised in writing by the Company that the use of the Registration Statement or Prospectus may be resumed and if applicable, is furnished by the Company with a supplemented or amended Prospectus as contemplated by Section 10(f). The Company shall use its commercially reasonable efforts to limit the length of any Suspension. Notice of the commencement of any Suspension shall simply specify such commencement and shall not contain any facts or circumstances relating to such commencement or any material non-public information. If the Company delays or suspends a Demand Registration, the Holder that initiated such Demand Registration shall be entitled to withdraw its Demand Registration Request and, if it does so, such Demand Registration Request shall not count against the limitations on the number of such Holder’s Demand Registrations set forth in Section 9(c).

(b)               In the event the Updated Financial Statements are not available to the Company in accordance with Section 6.18 of the Stock Purchase Agreement to the extent required by applicable securities Laws in order to enable the Company to fulfill any of its obligations under Sections 4(a) and (b), Section 5(a), Section 6 and Section 9(c), then such of the Company’s obligations to the extent so affected hereunder shall be tolled such that the Company shall comply with such obligations within five (5) Business Days after the Company completes the preparation of such Updated Financial Statements in compliance with the requirements of Regulation S-X of the SEC and to the extent required by applicable securities Laws in order to enable the Company to fulfill its obligations hereunder.

(c)               The Company shall not be required to effect more than two (2) total Underwritten Shelf Takedowns in any one-year period and three (3) Demand Registrations pursuant to this Agreement; provided, however, that a registration shall not count as a Demand Registration for purpose of this Section 9(c) unless and until the Holders of Registrable Securities are able to register and sell at least ninety percent (90%) of the Registrable Securities requested to be included in such registration.

Section 10.            Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect and facilitate the registration, offering and sale of such Registrable Securities in accordance with the intended method of disposition thereof as promptly as is practicable and, pursuant thereto, the Company shall as expeditiously as possible and as applicable:

(a)               prepare and file with the SEC a Registration Statement with respect to such Registrable Securities, make all required filings required in connection therewith and (if the Registration Statement is not automatically effective upon filing) cause such Registration

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Statement to become effective as promptly as practicable. Before filing a Registration Statement or any amendments or supplements thereto (excluding, for the avoidance of doubt, the filing of any document under the Exchange Act incorporated by reference therein), the Company shall, at the Company’s expense, furnish to counsel to the Holders for such registration copies of all documents proposed to be filed, and give counsel to the Holders participating in such registration a reasonable opportunity to review and comment on such documents and keep such Holders reasonably informed as to the registration process;

(b)               prepare and file with the SEC such amendments and supplements to any Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until all of the Registrable Securities covered by such Registration Statement have been disposed of and use its commercially reasonable efforts to comply with the applicable requirements of the Securities Act with respect to the disposition of the Registrable Securities covered by such Registration Statement in accordance with the intended method or methods of disposition by the sellers of such Registrable Securities set forth in such Registration Statement or Prospectus;

(c)               furnish to each Holder participating in the registration, without charge, such number of copies of the Registration Statement and any post-effective amendment to such Registration Statement and such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto (in each case including all exhibits thereto and all documents incorporated by reference therein) and such other documents in each case as such Holder may reasonably request, including in order to facilitate the disposition of the Registrable Securities owned by such Holder (it being understood that the Company consents to the use of the Prospectus and any amendment or supplement to the Prospectus by the Holders covered by the Registration Statement and the underwriter or underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendments or supplements to the Prospectus);

(d)               use its commercially reasonable efforts to (i) register or qualify such Registrable Securities under such other securities or blue-sky laws of such U.S. jurisdiction(s) as any Holder participating in the registration or any managing underwriter reasonably requests and (ii) do any and all other acts and things that may be necessary or reasonably advisable to enable such Holder and each underwriter, if any, to consummate the disposition of such Holder’s Registrable Securities in such jurisdiction(s); provided, that the Company shall not be required to qualify generally to do business, subject itself to taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for its obligations pursuant to this Section 10(d);

(e)               promptly notify each Holder participating in the registration and the managing underwriters of any Underwritten Offering:

(i)                 each time when the Registration Statement, any pre-effective amendment thereto, the Prospectus or any Prospectus supplement or any post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective;

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(ii)              of any oral or written comments by the SEC or of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for any additional information regarding such Holder;

(iii)            of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceedings for any such purpose; and

(iv)             of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue-sky laws of any jurisdiction;

(f)                notify each Holder participating in such registration, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event that would cause the Prospectus included in such Registration Statement to contain an untrue statement of a material fact or to omit any fact necessary to make the statements made therein not misleading in light of the circumstances under which they were made, and, as promptly as practicable, prepare, file with the SEC and furnish to such Holder a reasonable number of copies of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(g)               promptly obtain the withdrawal or lifting of any stop order suspending the effectiveness of a Registration Statement, any order suspending or preventing the use of any related Prospectus or any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction;

(h)               not file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the Prospectus used in connection therewith, that refers to any Holder covered thereby by name or otherwise identifies such Holder as the holder of any securities of the Company without the consent of such Holder (such consent not to be unreasonably withheld or delayed), unless and to the extent such disclosure is required by Law;

(i)                 cause such Registrable Securities to be listed on each securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on any securities exchange, use its commercially reasonable efforts to cause such Registrable Securities to be listed on a national securities exchange selected by the Company after consultation with the Holders participating in such registration;

(j)                 provide a transfer agent and registrar (which may be the same entity) for all such Registrable Securities not later than the effective date of such Registration Statement;

(k)               make available for inspection by any Holder participating in the registration, any underwriter participating in any Underwritten Offering pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such Holder or underwriter for such purpose, all corporate documents, financial and other records relating to the Company and its

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business reasonably requested by such Holder or underwriter and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration or offering and make senior management of the Company and the Company’s independent accountants available for customary due diligence and drafting sessions; provided, that any Person gaining access to information or personnel of the Company pursuant to this Section 10(k) shall (i) reasonably cooperate with the Company to limit any resulting disruption to the Company’s business, and (ii) protect the confidentiality of any information regarding the Company which the Company determines in good faith to be confidential and of which determination such Person is notified, unless such information (A) is or becomes known to the public without a breach of this Agreement, (B) is or becomes available to such Person on a non-confidential basis from a source other than the Company, (C) is independently developed by such Person, (D) is required by a deposition, interrogatory, request for information or documents by a Government Authority, subpoena or similar process or (E) is otherwise required to be disclosed by Law, in the case of clause (D) and (E), after giving the Company reasonable written notice and opportunity to object;

(l)                 otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its shareholders, as soon as reasonably practicable, an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act or any successor rule thereto) covering the period of at least twelve (12) months beginning with the first (1st) day of the Company’s first full fiscal quarter after the effective date of the applicable Registration Statement, which requirement shall be deemed satisfied if the Company timely files complete and accurate information on Forms 10-K, 10-Q and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act or any successor rule thereto;

(m)             in the case of an Underwritten Offering of Registrable Securities, promptly incorporate in a supplement to the Prospectus or a post-effective amendment to the Registration Statement such information as is reasonably requested by the managing underwriter(s) or any Holder participating in such Underwritten Offering to be included therein, the purchase price for the securities to be paid by the underwriters and any other applicable terms of such Underwritten Offering, and promptly make all required filings of such supplement or post-effective amendment;

(n)               in the case of an Underwritten Offering of Registrable Securities, enter into such customary agreements (including underwriting and, subject to Section 8 hereof, lock-up agreements in customary form) and take all such other customary actions as any Holder participating in such offering or the managing underwriter(s) of such offering reasonably requests in order to expedite or facilitate the disposition of such Registrable Securities;

(o)               (i) furnish to each underwriter, if any, participating in an offering of Registrable Securities (A) all legal opinions of outside counsel to the Company required to be included in the Registration Statement and (B) a written legal opinion of outside counsel to the Company, dated the closing date of the offering, in form and substance as is customarily given in opinions of outside counsel to the Company to underwriters in underwritten registered offerings; and (ii) (A) obtain all consents of independent public accountants required to be included in the Registration

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Statement and (B) furnish on the date of the applicable Prospectus, on the effective date of any post-effective amendment to the Registration Statement and at the closing of the offering, dated the respective dates of delivery of each of the foregoing, a “comfort letter” signed by the Company’s independent public accountants in form and substance as is customarily given in accountants’ letters to underwriters in underwritten registered offerings;

(p)               in the case of an underwritten offering of Registrable Securities, make senior management of the Company available, to the extent requested by the managing underwriter(s), to assist in the marketing of the Registrable Securities to be sold in such underwritten offering, including the participation of such members of senior management of the Company in “road show” presentations and other customary marketing activities, including “one-on-one” meetings with prospective purchasers of the Registrable Securities to be sold in such underwritten offering, and otherwise facilitate, cooperate with, and participate in such underwritten offering and customary selling efforts related thereto, in each case to the same extent as if the Company were engaged in a primary underwritten registered offering of its Common Stock;

(q)               cooperate with the Holders of the Registrable Securities to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to such Registration Statement free of any restrictive legends and representing such number of shares of Common Stock and registered in such names as the Holders of the Registrable Securities may reasonably request a reasonable period of time prior to sales of Registrable Securities pursuant to such Registration Statement; provided, that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System;

(r)                not later than the effective date of such Registration Statement, provide a CUSIP number for all Registrable Securities covered thereby and provide the applicable transfer agent with printed certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company; provided, that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System; and

(s)                otherwise use its commercially reasonable efforts to take or cause to be taken all other actions necessary or reasonably advisable to effect the registration, marketing and sale of such Registrable Securities contemplated by this Agreement.

Each Holder shall furnish to the Company in writing such information regarding itself and the distribution proposed by it as the Company may reasonably request for use in connection with a Registration Statement or Prospectus, and the Company shall not be obligated to effect any registration of such Holder’s Registrable Securities unless and until such Holder shall have furnished to the Company in writing such information. Each Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished to the Company by such Holder or of the occurrence of any event that would cause the Prospectus included in such Registration Statement to contain an untrue statement of a material fact regarding such Holder or the distribution of such Registrable Securities or to omit to state any material fact regarding such Holder or the distribution of such Registrable Securities required to be stated therein or necessary to make the statements made therein not misleading in

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light of the circumstances under which they were made and to furnish to the Company, as promptly as practicable, any additional information required to correct and update the information previously furnished by such Holder such that such Prospectus shall not contain any untrue statement of a material fact regarding such Holder or the distribution of such Registrable Securities or omit to state a material fact regarding such Holder or the distribution of such Registrable Securities necessary to make the statements therein not misleading in light of the circumstances under which they were made.

Section 11.            Participation in Underwritten Offerings. No Person may participate in any Underwritten Offering pursuant to this Agreement unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements in customary form approved by the Persons entitled under this Agreement to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, that no Holder of Registrable Securities included in any Underwritten Offering shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding (A) such Holder’s ownership of its Registrable Securities to be sold in such offering; (B) such Holder’s power and authority to effect such Transfer; and (C) such other matters as may be reasonably requested by the managing underwriter(s)) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except to the extent otherwise provided in Section 13 hereof, mutatis mutandis. Any liability of any Holder under an underwriting agreement entered into pursuant to this Section 11 shall be limited to liability arising from the breach of its representations and warranties contained in that underwriting agreement and shall be limited to an amount equal to the net amount received by that Holder from the sale of Registrable Securities pursuant to such Registration Statement.

Section 12.            Registration Expenses.

(a)               The Company shall pay directly or promptly reimburse all costs, fees and expenses (other than Selling Expenses) incident to the Company’s performance of or compliance with this Agreement, including, without limitation, (i) all SEC, Financial Industry Regulatory Authority and other registration and filing fees; (ii) all fees and expenses associated with filings to be made with, or the listing of any Registrable Securities on, any securities exchange or over-the-counter trading market on which the Registrable Securities are to be listed or quoted; (iii) all fees and expenses of complying with securities and blue-sky laws (including fees and disbursements of counsel for the Company in connection therewith); (iv) all printing, messenger, telephone and delivery expenses (including the cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto); (v) all fees and expenses incurred in connection with any “road show” for Underwritten Offerings, including all costs of travel, lodging and meals; (vi) all transfer agent’s and registrar’s fees; (vii) all fees and expenses of counsel to the Company; (viii) all fees and expenses of the Company’s independent public accountants (including any fees and expenses arising from any special audits or “comfort letters”) and any other Persons retained by the Company in connection with or incident to any registration of Registrable Securities pursuant to this Agreement; and (ix) all fees and expenses

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of underwriters (other than Selling Expenses) customarily paid by the issuers or sellers of securities (all such costs, fees and expenses, “Registration Expenses”). In connection with each Shelf Registration, Shelf Takedown or Demand Registration initiated pursuant to this Agreement (but, for the avoidance of doubt, not a Piggyback Registration), the Company shall reimburse the Holders covered by such registration for the reasonable and documented fees and disbursements of one law firm chosen by the Holders of a majority of the number of Registrable Securities included in such Shelf Registration, Shelf Takedown or Demand Registration Request, as applicable. Except as set forth in the preceding sentence, each Holder shall pay the fees and expenses of any counsel engaged by such Holder and shall bear its respective Selling Expenses associated with a registered sale of its Registrable Securities pursuant to this Agreement.

(b)               The obligation of the Company to bear and pay the Registration Expenses shall apply irrespective of whether a registration, once properly demanded or requested, becomes effective or is withdrawn or suspended; provided, that the Registration Expenses for any Registration Statement withdrawn solely at the request of one (1) or more Holder(s) (unless withdrawn following commencement of a Suspension) shall be borne by such Holder.

Section 13.            Indemnification; Contribution.

(a)               The Company shall, to the fullest extent permitted by law, indemnify and hold harmless each Holder of Registrable Securities, any Person who is a “controlling person” of such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such Person, a “Controlling Person”), their respective direct and indirect general and limited partners, directors, officers, trustees, managers, members, employees, agents, Affiliates and shareholders, and each other Person, if any, who acts on behalf of or controls any such Holder or Controlling Person (each of the foregoing, a “Covered Person”) against any losses, claims, actions, damages, liabilities and expenses, joint or several, to which such Covered Person may become subject under the Securities Act, the Exchange Act, any state blue-sky securities laws, any equivalent non-U.S. securities laws or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in or incorporated by reference in any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any document incorporated by reference therein, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to any action or inaction required of the Company in connection with any registration of securities, and the Company shall reimburse each Covered Person for any legal or other expenses reasonably incurred by such Covered Person in connection with investigating, defending or settling any such loss, claim, action, damage or liability; provided, that the Company shall not be so liable in any such case to the extent that any loss, claim, action, damage, liability or expense arises out of or is based upon any such untrue statement or alleged untrue statement, or omission or alleged omission, made or incorporated by reference in any such Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any

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amendment thereof or supplement thereto or any document incorporated by reference therein in reliance upon, and in conformity with, written information prepared and furnished to the Company by such Covered Person expressly for use therein. This indemnity shall be in addition to any liability the Company may otherwise have.

(b)               In connection with any registration in which a Holder of Registrable Securities is participating, each such Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and shall, to the fullest extent permitted by law, indemnify and hold harmless the Company, its directors and officers, employees, agents, Affiliates and shareholders and any Person who is a Controlling Person with respect to the Company against any losses, claims, actions, damages, liabilities and expenses, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act, any state blue-sky securities laws, any equivalent non-U.S. securities laws or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the case of any Prospectus, preliminary prospectus, free writing prospectus or any supplement thereto, in light of the circumstances under which made, not misleading, but, in the case of each of clauses (i) and (ii), only to the extent that such untrue statement or alleged untrue statement, or omission or alleged omission, is made in such Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto in reliance upon, and in conformity with, written information prepared and furnished to the Company by such Holder expressly for use therein, and such Holder shall reimburse the Company, its directors and officers, employees, agents, Affiliates and shareholders and any Person who is a Controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, action, damage or liability; provided, that the obligation to indemnify pursuant to this Section 13(b) shall be individual and several, not joint and several, for each participating Holder and shall not exceed an amount equal to the net proceeds (after deducting Selling Expenses) actually received by such Holder in the sale of Registrable Securities to which such Registration Statement or Prospectus relates. The Company and the Holders of the Registrable Securities hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such Holders, the only information furnished or to be furnished to the Company for use in any Registration Statement or Prospectus relating to the Registrable Securities or in any amendment, supplement or preliminary materials associated with the same are statements specifically relating to (a) the beneficial ownership of shares of Equity Securities by such Holder and its Affiliates, (b) the name and address of such Holder and any other beneficial owner of such Holder’s Registrable Securities and (c) any additional information about such Holder or the plan of distribution (other than for an underwritten offering) required by law or regulation to be disclosed in any such document. This indemnity shall be in addition to any liability which such Holder may otherwise have.

(c)               Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided,

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that any failure or delay to so notify the indemnifying party shall not relieve the indemnifying party of its obligations hereunder, except to the extent that the indemnifying party is actually and materially prejudiced by reason of such failure or delay. In case a claim or an action that is subject or potentially subject to indemnification hereunder is brought against an indemnified party, the indemnifying party shall be entitled to participate in and shall have the right, exercisable by giving written notice to the indemnified party as promptly as practicable after receipt of written notice from such indemnified party of such claim or action, to assume, at the indemnifying party’s expense, the defense of any such claim or action, with counsel reasonably acceptable to the indemnified party; provided, that any indemnified party shall continue to be entitled to participate in the defense of such claim or action, with counsel of its own choice, but the indemnifying party shall not be obligated to reimburse the indemnified party for any fees, costs and expenses subsequently incurred by the indemnified party in connection with such defense unless (A) the indemnifying party has agreed in writing to pay such fees, costs and expenses, (B) the indemnifying party has failed to assume the defense of such claim or action within a reasonable time after receipt of notice of such claim or action, (C) having assumed the defense of such claim or action, the indemnifying party fails to employ counsel reasonably acceptable to the indemnified party, (D) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest or (E) the indemnified party has reasonably concluded upon the advice of counsel that there may be one or more legal or equitable defenses available to it and/or other any other indemnified party which are different from or additional to those available to the indemnifying party. Subject to the foregoing sentence, no indemnifying party shall, in connection with any one claim or action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general circumstances or allegations, be liable for the fees, costs and expenses of more than one (1) firm of attorneys (in addition to any local counsel) for all indemnified parties. The indemnifying party shall not have the right to settle a claim or action for which any indemnified party is entitled to indemnification hereunder without the consent of the indemnified party, and the indemnifying party shall not consent to the entry of any judgment or enter into or agree to any settlement relating to such claim or action, unless such judgment or settlement does not impose any admission of wrongdoing or ongoing obligations on any indemnified party and includes as an unconditional term thereof the giving by the claimant or plaintiff therein to such indemnified party, in form and substance reasonably satisfactory to such indemnified party, of a full and final release from all liability in respect of such claim or action. The indemnifying party shall not be liable hereunder for any amount paid or payable or incurred pursuant to or in connection with any judgment entered or settlement effected with the consent of an indemnified party unless the indemnifying party has also consented to such judgment or settlement (such consent not to be unreasonably withheld, conditioned or delayed).

(d)               If the indemnification provided for in this Section 13 is held by a court of competent jurisdiction to be unavailable to, or unenforceable by, an indemnified party in respect of any loss, claim, action, damage, liability or expense referred to herein, then the applicable indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, action, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements, omissions or violations which resulted in such loss, claim, action, damage, liability or expense as well as any other relevant equitable considerations. The

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relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, whether the violation of the Securities Act or any other federal or state securities law or rule or regulation promulgated thereunder applicable to the Company and relating to any action or inaction required of the Company in connection with any registration of securities was perpetrated by the indemnifying party or the indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or violation. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation that does not take into account the equitable considerations referred to in this Section 13(d). In no event shall the amount which a Holder of Registrable Securities may be obligated to contribute pursuant to this Section 13(d) exceed an amount equal to the net proceeds (after deducting Selling Expenses) actually received by such Holder in the sale of Registrable Securities that gives rise to such obligation to contribute. No indemnified party guilty or liable of “fraudulent misrepresentation” within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)               The provisions of this Section 13 shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party or any officer, director or Controlling Person of such indemnified party and shall survive the Transfer of any Registrable Securities by any Holder.

Section 14.            Rule 144 Compliance.

(a)               With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company shall:

(i)                make and keep public information available, as those terms are understood and defined in Rule 144;

(ii)              use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(iii)            furnish to any Holder of Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act.

(b)               To the extent permitted by applicable Law, upon the Investor’s delivery to the Company of a certificate and opinion of counsel reasonably satisfactory to the Company (it being agreed that an opinion of outside counsel of national standing shall be deemed reasonably satisfactory to the Company) certifying that the Investor has held the shares of Common Stock acquired under the terms of the Stock Purchase Agreement for the requisite holding period under Rule 144, that the Investor is not an “affiliate” of the Company (as defined in Rule 144) and that

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such shares may be freely transferred without registration under applicable securities laws, the Company shall, and shall cause its transfer agent to, use commercially reasonable efforts to take all necessary actions as promptly as reasonably practicable following the delivery of such certificate to remove the applicable legend from, and terminate any applicable stop transfer instructions with respect to, such shares of Common Stock in connection with a transfer thereof by the Investor pursuant to Rule 144 as an non-affiliate (as defined in Rule 144) of the Company.

Section 15.            Miscellaneous.

(a)               Termination. This Agreement shall terminate, with respect to any Holder and automatically without further action, at such time as such Holder ceases to hold or Beneficially Own any Voting Securities; provided that the provisions of Section 12, Section 13 and Section 15 shall survive such termination. Neither the provisions of this Section 15(a) nor the termination of this Agreement shall relieve (i) any party hereto from any liability of such party to any other party incurred prior to such termination or (ii) any party hereto from any liability to any other party arising out of or in connection with a breach of this Agreement.

(b)               Amendment. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions of this Agreement may not be given, without the prior written consent of the Company and each Holder that would be affected by such amendment, modification, supplement, waiver or consent.

(c)               No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(d)               No Inconsistent Agreements. Each of the Company and the Holders represents and warrants that (i) it has not entered into, and agrees that it will not enter into, any agreement with respect to its securities that violates or subordinates or is otherwise inconsistent with the rights granted and the obligations assumed under this Agreement, or provides rights that are senior in priority to the rights granted under this Agreement and (ii) its Constituent Documents, as may be amended from time to time, shall not at any time be inconsistent with the terms of this Agreement. Each of the parties hereto acknowledges and agrees that if there is any inconsistency between the terms of this Agreement and the Stock Purchase Agreement, the Stock Purchase Agreement shall prevail to the extent of the inconsistency, unless otherwise expressly agreed.

(e)               Adjustments Affecting Registrable Securities. The Company shall use its commercially reasonable efforts to not take any action, or permit any change to occur, with respect to its Equity Securities which would materially and adversely affect the ability of a Holder to include the Registrable Securities held by such Holder in a registration undertaken pursuant to this Agreement (including effecting a stock split or a combination of shares that would reasonably be expected to have such an effect).

(f)                Responsibility. The Investor shall be responsible for any breach or deemed breach of this Agreement by any of its Affiliates or Representatives.

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(g)               Expenses. Except as specifically provided herein, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses.

(h)               Notices. All notices and other communications hereunder (each, a “Notice”) shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by email, upon confirmation of receipt, (b) on the first (1st) Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth (5th) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All Notices shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing in accordance herewith by the party to receive such Notice:

If to the Company, to:

Riot Blockchain, Inc.

202 6th Street, Suite 401
Castle Rock, Colorado 80104
Attention: Jason Les
Email: jles@riotblockchain.com

With a copy to (which shall not constitute a Notice):

Sidley Austin LLP
One South Dearborn
Chicago, Illinois 60603
Attention: Brian J. Fahrney
                Joseph P. Michaels
Email: bfahrney@sidley.com
           joseph.michaels@sidley.com

If to the Investor, to:

Northern Data AG
 An der Welle 3, 60322 Frankfurt am Main
Germany
Attention: Michaela Huber
Email: legal@northerndata.de

With a copy to (which shall not constitute a Notice):

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention: C. Andrew Gerlach
Email: gerlacha@sullcrom.com

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Sullivan & Cromwell LLP
Neue Mainzer Strasse 52
60311 Frankfurt am Main
Germany
Attention: Carsten Berrar
                 Konstantin Technau
Email: berrarc@sullcrom.com
            technauk@sullcrom.com

(i)                 Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “but not limited to.” References to any Law or form (including in the definition thereof) shall be deemed to include references to such Law or form as amended, modified, supplemented or replaced to or at the applicable time, and all references to any section of any Law include any successor to such section (and in the case of statutes, include any rules and regulations promulgated under such statute). References to “$” or “dollars” shall refer to United States dollars.

(j)                 Counterparts. This Agreement may be executed in two or more counterparts (including by email, facsimile or other electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

(k)               Entire Agreement. This Agreement (including the documents and the instruments referred to herein), together with the Stock Purchase Agreement, constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

(l)                 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

(m)             Jurisdiction and Venue. The parties hereto hereby irrevocably submit to the jurisdiction of the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a

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defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware, or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware. The parties hereto hereby consent to and grant the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, the United States District Court for the District of Delaware, jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 15(h) or in such other manner as may be permitted by law shall be valid and sufficient service thereof. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(n)               Specific Performance. Each party agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by it in accordance with their specific terms or were otherwise breached or threatened to be breached. It is accordingly agreed that each party shall be entitled to enforce specifically the terms and provisions of this Agreement and injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss, and that any defense or objection in any action for specific performance or injunctive relief for which a remedy at law would be adequate is hereby waived.

(o)               Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns and transferees. Neither this Agreement nor any right, benefit, remedy, obligation or liability arising hereunder may be assigned by any party without the prior written consent of the other parties, and any assignment without such consent shall be null and void and of no effect, except that (i) the Company may assign this Agreement at any time in connection with a sale or acquisition of the Company, whether by merger, consolidation, sale of all or substantially all of the Company’s assets or similar transaction, without the consent of the Holders (provided, that the successor or acquiring Person agrees in writing to assume all of the Company’s rights and obligations under this Agreement) and (ii) the Investor may assign any and all of its rights under this Agreement at any time to a transferee in connection with any Transfer to such transferee of its Equity Securities constituting at least three percent (3%) of the issued and outstanding shares of Common Stock as of immediately after the Closing (taking into account the issuance of the Share Consideration), subject to appropriate adjustment for any subsequent stock split, stock dividend, stock combination, recapitalization or similar change in the capitalization of the Company (provided

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that such transferee executes and delivers a counterpart to this Agreement in the form attached hereto as Exhibit A).

(p)               No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and transferees and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement. Notwithstanding the previous sentence, the parties hereto hereby acknowledge that the Persons set forth in Section 13 shall be express third-party beneficiaries of the obligations of the parties hereto set forth in Section 13.

(q)               Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

(r)                Further Assurances. Each party to this Agreement shall cooperate and take such action as may be reasonably requested by another party to this Agreement in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

(s)                Delivery by Email, Facsimile or Other Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by email delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or email delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

RIOT BLOCKCHAIN, INC.

By:	/s/ Jason Les
Name: Jason Les Title: Chief Executive Officer

NORTHERN DATA AG

By:	/s/ Aroosh Thillainathan
Name: Aroosh Thillainathan Title: CEO

 [Signature Page to Shareholder Agreement]

Exhibit A

Form of Counterpart

[Date]

Reference is hereby made to the Shareholder Agreement , dated as of May 26, 2021 (as may be amended from time to time, the “Shareholder Agreement”), by and between Riot Blockchain, Inc., a corporation organized under the laws of the State of Nevada and Northern Data AG, a German stock corporation (Aktiengesellschaft) with its registered seat at An der Welle 3, 60322 Frankfurt am Main, registered with the commercial register of the local court (Amtsgericht) of Frankfurt am Main, Germany under HRB 106465. The undersigned hereby agrees that upon the execution of this counterpart, it shall become a party to the Shareholder Agreement and shall be fully bound by, and subject to, to the extent applicable to a “Holder” under the Shareholder Agreement all of the covenants, terms and conditions of the Shareholder Agreement as though an original party thereto and shall be deemed to be a “Holder” for all purposes thereof (to the extent permitted by the Shareholder Agreement).

Capitalized terms used but not defined in this counterpart shall have the meanings given them in the Shareholder Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this counterpart, as of the date first written above.

[NAME OF TRANSFEREE]

By:
Name:
Title:

Address for Notices:

[ ]
[ ]
[ ]

Attention:	[ ]
Email:	[ ]

With a copy (which shall not constitute notice) to:

[ ]
[ ]
[ ]

Attention:	[ ]
Email:	[ ]